Exhibit 4.5

FIFTH SUPPLEMENTAL INDENTURE

Dated as of April 18, 2024

Supplementing that Certain

INDENTURE

Dated as of June 10, 2021

among

BLUE OWL FINANCE LLC,

THE GUARANTOR PARTIES HERETO,

THE NEW GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

7.397% Senior Notes due 2028

3.125% Senior Notes due 2031

4.375% Senior Notes due 2032

4.125% Senior Notes due 2051

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This Fifth Supplemental Indenture, dated as of April 18, 2024 (the “Fifth Supplemental Indenture”), among Blue Owl Finance LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, having its principal office at 399 Park Avenue, 37th Floor, New York, NY 10022 (the “Company”), Blue Owl Capital Holdings LP, a Delaware limited partnership (“Blue Owl Holdings LP”), Blue Owl Capital Carry LP, a Delaware limited partnership (“Blue Owl Carry LP”), Blue Owl Capital Group LLC, a Delaware limited liability company (“Blue Owl Group”), Blue Owl GPSC Holdings LLC, a Delaware limited liability company (“GPSC Holdings”), Blue Owl Capital GP Holdings LP, a Delaware limited partnership (“Blue Owl Capital Holdings”), Blue Owl GP Stakes GP Holdings LLC, a Delaware limited liability company (“Blue Owl GP Holdings” and together with Blue Owl Holdings LP, Blue Owl Carry LP, Blue Owl Group, GPSC Holdings and Blue Owl Capital Holdings, the “Existing Guarantors”), Blue Owl Capital Inc., a Delaware corporation (“PubCo”), Blue Owl Capital GP Holdings LLC, a Delaware limited liability company (“Blue Owl Capital GP Holdings”), Blue Owl Capital GP LLC, a Delaware limited liability company (“Blue Owl GP”), Blue Owl Real Estate GP Holdings LLC, a Delaware limited liability company (“Blue Owl Real Estate GP Holdings”), Blue Owl Real Estate Holdings LP, a Delaware limited partnership (“Blue Owl Real Estate Holdings”), Blue Owl Capital Holdings LLC, a Delaware limited liability company (“Blue Owl Capital Holdings” and, together with PubCo, Blue Owl Capital GP Holdings, Blue Owl GP, Blue Owl Real Estate GP Holdings and Blue Owl Real Estate Capital Holdings, the “New Guarantors” and, together with the Existing Guarantors, the “Guarantors”), and Wilmington Trust, National Association, as trustee under the Base Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of June 10, 2021, among the Company, the Existing Guarantors and the Trustee (the “Base Indenture”), as supplemented by the Supplemental Indentures listed on Schedule I hereto (the “Prior Supplemental Indentures” and, together with the Base Indenture and this Fifth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Existing Guarantors have executed and delivered to the Trustee the Base Indenture and the Prior Supplemental Indentures providing for the issuance of (i) $59.8 million aggregate principal amount of 7.397% Senior Notes due 2028 (the “2028 Notes”), (ii) $700.0 million aggregate principal amount of 3.125% Senior Notes due 2031 (the “2031 Notes”), (iii) $400.0 million aggregate principal amount of 4.375% Senior Notes due 2032 (the “2032 Notes”) and (iv) $350.0 million aggregate principal amount of 4.125% Senior Notes due 2051 (the “2051 Notes” and, together with the 2028 Notes, 2031 Notes and the 2032 Notes, the “Notes”).

Section 901 of the Base Indenture provides, among other things, that the Company, the Existing Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture without the consent of any Holders for the purposes of (i) adding new Guarantors and (ii) changing any other provision contained in the Securities (as defined therein) of any series or under the Base Indenture; provided that such action pursuant to this clause (ii) shall not adversely affect the rights of the Holders (as defined therein) of Securities of any series in any material respect.

The Company desires to add the New Guarantors as Guarantors under the Base Indenture and each of the Prior Supplemental Indentures.

The Company desires to provide for the designation of any New Guarantor under the Base Indenture as a Non-Guarantor Entity, as defined in and subject to the terms set forth in the Article III.

The Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture.

Each New Guarantor has duly authorized its Guarantee of the Notes and each Existing Guarantor and the New Guarantors have duly authorized the execution and delivery of this Fifth Supplemental Indenture.

All things necessary have been done to make this Fifth Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered and under the Indenture and duly issued by the Company, the valid and legally binding obligations of the Company.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Fifth Supplemental Indenture, the valid and legally binding obligations of each New Guarantor and to make this Fifth Supplemental Indenture a valid and legally binding agreement of each Existing Guarantor and the New Guarantors, in accordance with its terms.

ARTICLE I

Issuance of Guarantees

SECTION 1.1 Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 1.2 Guarantee. Each New Guarantor agrees, on a joint and several basis with all the Existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to Article 14 of the Indenture on a senior basis.

SECTION 1.3 Relationship with Base Indenture and Prior Supplemental Indentures. The terms and provisions contained in the Base Indenture and the Prior Supplemental Indentures will constitute, and are hereby expressly made, a part of this Fifth Supplemental Indenture. However, to the extent any provision of the Base Indenture or the Prior Supplemental Indentures conflicts with the express provisions of this Fifth Supplemental Indenture, the provisions of this Fifth Supplemental Indenture will govern and be controlling.

ARTICLE II

Definitions and Other Provisions of General Application

SECTION 2.1 Definitions.

For all purposes of this Fifth Supplemental Indenture (except as herein otherwise expressly provided or unless the context of this Fifth Supplemental Indenture otherwise requires):

(1) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Fifth Supplemental Indenture;

(2) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(3) “including” means including without limitation;

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(4) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Fifth Supplemental Indenture.

As used in this Fifth Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals to this Fifth Supplemental Indenture are used in this Fifth Supplemental Indenture as defined in the Indenture. All other terms used in this Fifth Supplemental Indenture that are defined in the Base Indenture or the Prior Supplemental Indentures, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Fifth Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture or the Prior Supplemental Indentures, as applicable, as in force at the date of this Fifth Supplemental Indenture as originally executed; provided that any term that is defined in the Base Indenture, the Prior Supplemental Indentures and this Fifth Supplemental Indenture shall have the meaning assigned to such term in this Fifth Supplemental Indenture.

ARTICLE III

Amendments

SECTION 3.1 New Definitions. Section 101 of the Base Indenture shall be amended to add the following new definitions in their respective placement in alphabetical order:

“New Guarantor” means each of Blue Owl Capital Inc., Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Real Estate GP Holdings LLC, Blue Owl Real Estate Holdings LP and Blue Owl Capital Holdings LLC.

“Non-Guarantor Entity” means any Person so designated by the Company pursuant to Section 1410.

“Non-Guarantor Limitation” has the meaning specified in Section 1410.

“Significant Subsidiary” means a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of the Parent Guarantor.

SECTION 3.2 Amendments to Base Indenture.

(a) Section 1402 of the Base Indenture shall be amended by deleting such Section in its entirety and inserting in lieu thereof:

“Section 1402. Additional Guarantors.

The Company and each Guarantor shall cause each New Blue Owl Entity, other than a Non-Guarantor Entity, to become a Guarantor pursuant to this Indenture and provide a Guarantee in respect of the Securities.”

(b) Section 1410 of the Base Indenture shall be amended by deleting such Section in its entirety and inserting in lieu thereof:

“Section 1410. Release of Guarantor and Termination of Guarantee.

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A Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee without any action required on the part of the Trustee or any Holder; provided that such Guarantor would not, immediately after such release and discharge, be required to become a Guarantor pursuant to Section 1402:

(1) at any time such Guarantor (a) is sold, disposed of or otherwise transferred (whether by merger, consolidation or the sale of all or substantially all of its assets or otherwise) to an entity that is not, and is not required to become, a Guarantor, if such sale, disposition or other transfer is otherwise in compliance with this Indenture, including Article VIII or (b) is liquidated or dissolved in a manner that complies with this indenture, including Article VIII;

(2) if such Guarantor is designated as a Non-Guarantor Entity in accordance with this Indenture; or

(3) the Company effects a Defeasance or Covenant Defeasance in accordance with Article XIII hereof.

The Company may designate any New Guarantor as a “Non-Guarantor Entity” if (i) such New Guarantor is directly or indirectly wholly owned by one or more of the Credit Parties, (ii) such New Guarantor, together with all then-existing Non-Guarantor Entities designated pursuant to this clause (ii) on a combined and consolidated basis and taken as a whole, would not constitute a Significant Subsidiary (the foregoing, the “Non-Guarantor Limitation”), (iii) such New Guarantor is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code, (iv) such New Guarantor is a subsidiary of a controlled foreign corporation or (v) such New Guarantor has no material assets other than capital stock and/or indebtedness of one or more controlled foreign corporations. The Company may, from time to time, remove the designation of any New Guarantor as a Non-Guarantor Entity and must remove the designation as to one or more Non-Guarantor Entities designated pursuant to clause (ii) of the immediately preceding sentence to the extent that, as of the end of any fiscal quarter, such Non-Guarantor Entities exceed the Non-Guarantor Limitation. Any such designation or removal by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a Company Resolution giving effect to such designation or removal, and in the case of a designation, an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions. The Company shall promptly file with the Trustee a notice of any such release of a Guarantor in accordance with this Indenture.

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officer’s Certificate certifying as to the compliance with this Section.”

ARTICLE IV

Miscellaneous

SECTION 4.1 Execution as Supplemental Indenture. This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and this Fifth Supplemental Indenture, the Prior Supplemental Indentures and the Base Indenture shall henceforth be read together, and any conflict between the Base Indenture, the Prior Supplemental Indentures and this Fifth Supplemental Indenture shall be resolved as provided in Section 1.3 of this Fifth Supplemental Indenture.

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SECTION 4.2 Trustee Not Responsible for Recitals. The recitals contained herein, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, the Existing Guarantors and the New Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Securities or the Guarantees. All of the provisions contained in the Indenture in respect to the rights, privileges, immunities, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 4.3 Separability Clause. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.4 Successors and Assigns. All covenants and agreements in this Fifth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 4.5 Execution and Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Fifth Supplemental Indenture or any document to be signed in connection with this Fifth Supplemental Indenture shall be deemed to include electronic signatures (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee. The Company also hereby acknowledges that the Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. This exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture and signature pages for all purposes.

SECTION 4.6 Governing Law. This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 4.7 Notices. All notices and other communications to each New Guarantor shall be given as provided for in the Indenture, at the address for the Guarantors set forth in Section 105 of the Indenture.

SECTION 4.8 Release of Guarantees. The Guarantees hereunder may be released in accordance with Section 1410 of the Indenture.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed all as of the day and year first above written.

BLUE OWL FINANCE LLC

By: Blue Owl Capital Holdings LP, its Sole Member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL INC.

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL GP HOLDINGS LLC

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL GP LLC

By:	Blue Owl Capital GP Holdings LLC, its sole member

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture]

BLUE OWL CAPITAL HOLDINGS LP

By: Blue Owl Capital GP LLC, its general partner

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL CARRY LP

By: Blue Owl Capital GP LLC, its general partner

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL GROUP LLC

By: Blue Owl Capital Holdings LP, its Sole Member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL GP STAKES GP HOLDINGS LLC

By: Blue Owl Capital Carry LP, its Sole Member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture]

BLUE OWL GPSC HOLDINGS LLC

By: Blue Owl Capital Holdings LP, its sole member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL GP HOLDINGS LP

By: Blue Owl Capital GP LLC, its general partner

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL REAL ESTATE HOLDINGS LP

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL REAL ESTATE GP HOLDINGS LLC

By: Blue Owl Capital Carry LP, its Sole Member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture]

BLUE OWL CAPITAL HOLDINGS LLC

By: Blue Owl Capital Group LLC, its sole member

By:	/s/ Neena A. Reddy
Date:	April, 18, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Nedine P. Sutton
Date:	April, 18, 2024
Name:	Nedine P. Sutton
Title	Vice President

[Signature Page to Fifth Supplemental Indenture]

SCHEDULE I

Supplemental Indentures

1. First Supplemental Indenture, dated as of June 10, 2021

2. Second Supplemental Indenture, dated as of October 7, 2021

3. Third Supplemental Indenture, dated as of February 15, 2022

4. Fourth Supplemental Indenture, dated as of May 26, 2023